EXHIBIT 10.3

CREDENCE SYSTEMS CORPORATION

2005 NON-EMPLOYEE DIRECTOR OPTION PROGRAM

ARTICLE I

ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01 Establishment of Program

The Credence Systems Corporation 2005 Non-Employee Director Option Program (the “Program”) is adopted pursuant to the Credence Systems Corporation 2005 Stock Incentive Plan (the “Plan”) and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02 Purpose of Program

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through a program of automatic Option grants.

1.03 Effective Date of the Program

The Program is effective as of the date the Plan is approved by the shareholders of the Company.

ARTICLE II

DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.

ARTICLE III

OPTION TERMS

3.01 Date of Grant and Number of Shares

(a) Initial Grant. A Non-Qualified Stock Option to purchase 20,000 shares of Common Stock shall be granted (the “Initial Grant”) to each Non-Employee Director, such Initial Grant to be made to Non-Employee Directors elected or appointed to the Board on the first business day after each such Non-Employee Director first becomes a Non-Employee Director.

(b) Subsequent Grants. Beginning in the year 2005, each Non-Employee Director shall be granted a Non-Qualified Stock Option to purchase 4,000 shares of Common Stock (a “Subsequent Grant”) on April 1st, July 1st, October 1st and January 1st of the following calendar year; provided that the Non-Employee Director is a director on the date of grant of such Subsequent Grant and provided further that no Subsequent Grant shall be made to any Non-Employee

Director who has not served as a director of the Company, as of the date of grant of such Subsequent Grant, for at least six (6) months. In the event any April 1st, July 1st, October 1st or January 1st is not a business day, the corresponding Subsequent Grant shall be made on the first business day after such date.

3.02 Vesting

(a) Initial Grant. Each Initial Grant under the Program shall vest and become exercisable as to one-eighth (1/8th) of the shares of Common Stock subject to the Option six (6) months after the date of grant and shall vest and become exercisable as to one-sixteenth (1/16th) of the shares of Common Stock subject to the Option on each three-month anniversary of the date of grant thereafter, such that the Option will be fully vested and exercisable four (4) years after its date of grant.

(b) Subsequent Grant. Each Subsequent Grant under the Program shall vest and become exercisable as to one-fourth (1/4th) of the shares of Common Stock subject to the Option on each yearly anniversary of the April 1st grant date for the first in the series of four Subsequent Grants awarded to each Non-Employee Director, such that each Subsequent Grant will be fully vested and exercisable four (4) years after the April 1st grant date for the first in the series of four Subsequent Grants awarded to each Non-Employee Director. For initial Subsequent Grants awarded to a Non-Employee Director who was ineligible to receive a Subsequent Grant on April 1st of any year, the Vesting Commencement Date (as set forth in the applicable option agreement) for such Subsequent Grants to be made to such Non-Employee Director shall be the grant date of the initial Subsequent Grant in such series of three or fewer Subsequent Grants.

3.03 Exercise Price

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.04 Termination of Continuous Service

Subject to Sections 3.05 and 3.06 of this Program, in the event a Non-Employee Director’s Continuous Service terminates, a Non-Employee Director may exercise the portion of each of his or her Options that was vested at the date of such termination at any time within six (6) months after the date of the Non-Employee Director’s termination of Continuous Service. Notwithstanding the foregoing, in the event a Non-Employee Director dies within six (6) months after his or her Continuous Service terminates, the portion of each of his or her Options that was vested at the date of such termination of Continuous Service may be exercised at any time within twelve (12) months after the date of death.

3.05 Termination as a Result of Death or Disability

In the event a Non-Employee Director’s Continuous Service terminates as a result of his or her death or Disability, each of the Non-Employee Director’s Options which is at the time outstanding under the Program automatically shall become fully vested and exercisable immediately prior to the date of such termination. In addition, a Non-Employee Director’s Options outstanding under the Program may be exercised at any time within twelve (12) months after the date of the Non-Employee Director’s termination of Continuous Service as a result of his or her death or Disability.

3.06 Termination as a Result of Retirement

In the event of a Non-Employee Director’s Qualifying Retirement, each of the Non-Employee Director’s Options which is at the time outstanding under the Program automatically shall become fully vested and exercisable immediately prior to the date of such Qualifying Retirement. In addition, a Non-Employee Director may exercise each of his or her Options outstanding under the Program at any time within twelve (12) months after the date of the Qualifying Retirement (but in no event later than the expiration date of the Option).

“Qualifying Retirement” is defined as a Non-Employee Director’s termination of Continuous Service after attaining the age of sixty five (65) years and the completion of nine (9) or more years of service as a Non-Employee Director.

3.07 Corporate Transaction/Change in Control

(a) Corporate Transaction. In the event of a Corporate Transaction, each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable immediately prior to the effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Program shall terminate. However, all such Options shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Change in Control. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control.

3.08 Other Terms

The Administrator shall determine the remaining terms and conditions of the Options awarded under the Program.

3.09 Amendment, Suspension or Termination of the Program

The Board may at any time amend, suspend or terminate the Program without the approval of the Company’s stockholders.